Free Writing Prospectus, Dated October 3, 2007

Filed Pursuant to Rule 433

Amending the Free Writing Prospectus

Filed on October 2, 2007 Pursuant to Rule 433

Registration Statement: No. 333-114729

and No. 333-114729-03

Schwab Capital Trust I

$300,000,000

FIXED TO FLOATING RATE TRUST PREFERRED SECURITIES

(liquidation amount $1,000 per security)

fully and unconditionally guaranteed, on a junior subordinated basis,

as described in the prospectus supplement, by

The Charles Schwab Corporation

This Free Writing Prospectus is being filed solely for the purpose of correcting an error in the CUSIP and ISIN numbers, which were incorrectly stated in the Free Writing Prospectus filed on October 2, 2007. The correct CUSIP number is 808510 AA9. The correct ISIN number is US808510AA98.

The issuer has filed a registration statement, including a prospectus and a prospectus supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read each of these documents and the other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by calling UBS Securities LLC, toll-free at 888-722-9555 ext. 1088 or J.P. Morgan Securities Inc. collect at 212-834-4533.